Exhibit 10.7

Amendment to lease agreement from May 9, 2012 (The Amendment)

Made and signed on February 10, 2015

Between:                                             Bechar & Sons (1983) Food Supply and Marketing Ltd., Private

Company 51-1008633

At Adv. Avi Bechar, of 9 Hagilad St., Ramat Gan

(hereinafter: “the Lessor”)

Of the one part

And:                                                                            SteadyMed Ltd., Private Company 513698928

Of 5 Oppenheimer St., Tamar Park Rehovot

(hereinafter: “the Lessee”)

Of the other part

Whereas                                                 The parties have signed the lease agreement from May 9, 2012 (hereinafter: “the Agreement”) upon which the Lessee will lease the Property from the Lessor all as agreed in the Agreement;

And whereas                          The parties are interested to extend the lease term and revise the option for additional lease term according to the following conditions and the parties are interested to document the agreements in writing;

The parties hereby agree to amend the agreement as follows:

1.              Definitions. All terms not defined in this Amendment will have the meaning they have in the Agreement.

2.              The Lease Period. In section 2 of the Agreement, the lease period will be extended by six months and will end on December 31, 2015 (hereinafter: “the Addition to Lease Period). The Rent in the addition to lease period will be paid according to section 20 (e) of the Agreement. “The Lease Period” will include also the “Addition to Lease Period” for every matter determined in the Agreement.

3.              The  Option  Period.  Section  20  of  the  agreement  will  remain  with  the following changes: (a) the Option Period will start at the end of the Addition to Lease Period (i.e. on 1/1/2016). (b) despite the said in section 20 of the Agreement, the option exercise will be in written notice to the Lessor at least 5 months before the end of the Lease Period (i.e. not later than August 1, 2015). (c) the rent in the Option Period will be same as the rent in the Addition to Lease Period plus cost of leaving adjustment as defined in the Agreement.

4.              Miscellaneous. All other conditions of the Agreement will not be changed except as required due to the above agreed changes. This Amendment will be added and become part of the Agreement.

In witness whereof, the parties have signed this Agreement

/s/ Alon Iam	/s/ Jacob Bahar
The Lessee	The Lessor